Exhibit 99.2

FORMIC ACID OPERATIONS OF KEMIRA OYJ

COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013, 2012 AND 2011

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Kemira Oyj

We have audited the accompanying combined financial statements consisting of the operations of Kemira Oyj (“Kemira”) that manufacture and distribute formic acid, de-icing and feed preservation products (the “Business”), which comprise the combined balance sheets as of December 31, 2013, 2012 and 2011, and the related combined statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 2013, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Emphasis of Matter

As discussed in Note 1, the accompanying combined financial statements of the Business have been prepared from separate accounts and records maintained by Kemira and include certain allocations of costs which may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as a separate entity apart from Kemira.

DELOITTE & TOUCHE OY

Helsinki, Finland

February 28, 2014

COMBINED STATEMENT OF COMPREHENSIVE INCOME

			Year ended 31 December
EUR million			2013	2012	2011
Revenue		2	134.9	135.3	135.3
Other operating income		3	3.4	2.8	3.5
Operating Expenses		4	-118.0	-121.1	-110.2
Depreciation and amortization	7	8	-5.2	-6.5	-7.0

Operating profit			15.1	10.5	21.6
Finance costs		5	-0.1	-0.1	-0.1

Profit before tax			15.0	10.4	21.5
Income tax expense		6	-3.6	-2.5	-5.6

Net profit for the year			11.4	7.9	15.9
Items that may be reclassified subsequently to profit or loss:
Exchange Differences on translating foreign operations (net of EUR 0.0, 0.0, and 0.0 of tax, respectively)			0.0	0.0	0.1
Items that will not be reclassified subsequently to profit or loss:
Actuarial losses and gains on defined benefit pension plans (net of EUR -0.1, 0.3, and 0.4 of tax, respectively)
		12	0.5	-0.9	-1.1

Total comprehensive income			11.9	7.0	14.9

The accompanying notes are an integral part of these Combined Financial Statements.

COMBINED BALANCE SHEET

			As at 31 December
EUR million	Note		2013	2012	2011
ASSETS
NON-CURRENT ASSETS
Intangible assets		7	0.8	0.8	0.8
Property, plant and equipment		8	32.7	33.1	34.0
Deferred income tax assets		11	0.4	0.6	0.2
Defined benefit pension asset		12	0.0	0.0	1.0

Total non-current assets			33.9	34.5	36.0
CURRENT ASSETS
Inventories		9	15.3	12.9	15.5
Trade and other receivables	10	15	19.9	21.7	21.0

Total current assets			35.2	34.6	36.5

Total assets			69.1	69.1	72.5
DIVISIONAL EQUITY AND LIABILITIES
DIVISIONAL EQUITY
Investment—Kemira			49.5	50.8	53.2
Other Equity			-0.3	-0.8	0.1

Total divisional equity			49.2	50.0	53.3
NON-CURRENT LIABILITIES
Deferred income tax liabilities		11	0.0	0.0	0.2
Accrued Pension and retirement benefit obligations		12	0.4	0.7	0.0

Total non-current liabilities			0.4	0.7	0.2
CURRENT LIABILITIES
Trade payables and other liabilities	14	15	19.5	18.3	19.0
Provisions		13	0.0	0.1	0.0

Total current liabilities			19.5	18.4	19.0

Total liabilities			19.9	19.1	19.2

Total divisional equity and liabilities			69.1	69.1	72.5
TOTAL DIVISIONAL EQUITY AND LIABILITIES

The accompanying notes are an integral part of these Combined Financial Statements.

COMBINED STATEMENT OF CHANGES IN DIVISIONAL EQUITY

EUR million	Investment - Kemira	Other Equity	Total
Reported divisional equity at January 1, 2011	54.0	1.1	55.1
Net profit for the period	15.9		15.9
Exchange Differences on translating foreign operations		0.1	0.1
Actuarial losses and gains on defined benefit pension plans		-1.1	-1.1
Total comprehensive income/(expense)	69.9	0.1	70.0

Net (return of capital to) contribution from Kemira	-16.7		-16.7
Divisional equity at December 31, 2011	53.2	0.1	53.3
Reported divisional equity at January 1, 2012	53.2	0.1	53.3

Net profit for the period	7.9		7.9
Exchange Differences on translating foreign operations		0.0	0.0
Actuarial losses and gains on defined benefit pension plans		-0.9	-0.9
Total comprehensive income/(expense)	61.1	-0.8	60.3

Net (return of capital to) contribution from Kemira	-10.3		-10.3
Divisional equity at December 31, 2012	50.8	-0.8	50.0

Reported divisional equity at January 1, 2013	50.8	-0.8	50.0
Net profit for the period	11.4		11.4
Exchange Differences on translating foreign operations		0.0	0.0
Actuarial losses and gains on defined benefit pension plans		0.5	0.5

Total comprehensive income/(expense)	62.2	-0.3	61.9
Net (return of capital to) contribution from Kemira	-12.7		-12.7
Divisional equity at December 31, 2013	49.5	-0.3	49.2

The accompanying notes are an integral part of these Combined Financial Statements.

COMBINED STATEMENT OF CASH FLOW

				Year ended 31 December
EUR million	Note		2013	2012	2011
CASH FLOW FROM OPERATING ACTIVITIES
Net profit for the year			11.4	7.9	15.9
Adjustments for
Depreciation, amortization and impairment	7	8	5.2	6.5	7.0
Income tax expense	6	11	3.6	2.5	5.6
Finance expenses, net		5	0.1	0.1	0.1

Profit before change in net working capital			20.3	17.0	28.6
Increase (-) / decrease (+) in inventories			-2.4	2.6	-1.9
Increase (-) / decrease (+) in trade and other receivables			1.8	-0.7	0.8
Increase (+) / decrease (-) in trade payables and other liabilities			1.2	-0.7	-0.8
Other movements, net			0.0	0.3	0.1

Change in working capital			0.6	1.5	-1.8
Cash generated from operations			20.9	18.5	26.8
Income taxes paid			-3.7	-2.7	-5.9
Interest paid			-0.1	-0.1	-0.1

Net cash generated from operating activities			17.1	15.7	20.8
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant, equipment and intangible assets	7	8	-4.8	-5.4	-4.1
Proceeds from sale of property, plant and equipment		8	0.4	0.0	0.0

Net cash used in investing activities			-4.4	-5.4	-4.1
CASH FLOW FROM FINANCING ACTIVITIES
Return of divisional equity to Kemira, net			-12.7	-10.3	-16.7

Net cash used in financing activities			-12.7	-10.3	-16.7
Cash flow surplus			0.0	0.0	0.0
Cash and cash equivalents at 31 Dec			0.0	0.0	0.0
Cash and cash equivalents at 1 Jan			0.0	0.0	0.0

Net decrease (-) / increase (+) in cash and cash equivalents			0.0	0.0	0.0

The accompanying notes are an integral part of these Combined Financial Statements.

Notes to the Combined Financial Statements

1. BACKGROUND AND BASIS OF PREPARATION

BACKGROUND

These combined financial statements consists of the assets, liabilities and related activities of the operations of Kemira Oyj (“Kemira”) that manufacture and distribute formic acid, de-icing and feed preservation products, herein referred to as the “Business” or “Antares”.

On December 20, 2013, Kemira entered into a Share Purchase Agreement to sell its formic acid, de-icing and feed preservation products business operations to Taminco BVBA (“Taminco”), a company incorporated in the Netherlands. Subsequent to year end, on January 31, 2014, the majority of the operations of the Business were reorganized under Suomen Muurahaishappo Oy, a Company incorporated in Finland in order to facilitate the transfer of the business to Taminco.

BASIS OF PREPARATION

The assets and liabilities of the Business have not historically been held by a single legal entity or consolidated group, and accordingly, these financial statements have been prepared on a combined basis to reflect the assets, liabilities, revenues, expenses and cash flows of the Business. In addition, the combined financial statements also include those income and expenses, assets and liabilities and cash flows from Kemira which can be allocated to the Business, including some allocations of expenses related to general corporate functions. Management believes that such allocations have been made on a reasonable basis. The combined financial statements may not be indicative of the Business’s future performance and they do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Business operated as an independent group and had it presented stand-alone financial statements during the periods presented.

The combined financial statements have been prepared on a going concern basis and under the historical cost convention, except as disclosed in the accounting policies below.

These combined financial statements have been derived from the accounting records of Kemira and are prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”), and are presented in Euros, which is the reporting and functional currency of the Business. The combined financial statements are presented in millions of euro, except when otherwise indicated. Rounding differences might occur.

IFRS does not provide guidance for the preparation of carve-out or combined financial statements, and accordingly, in preparing such financial statements certain accounting conventions commonly used for the preparation of historical financial statements have been applied. The application of these conventions has been described under “Basis of accounting” below.

Principles applied in preparing the combined financial statements

The following summarizes the accounting and other principles applied in preparing the combined financial statements. The management considers that the allocations described below have been made on a reasonable basis, but are not necessarily indicative of the costs that would have been incurred if the Business had been operated as a stand-alone entity during the periods presented.

Intercompany transactions and transactions with related parties

All transactions and balances within the operations of the Business have been eliminated. The combined financial statements include the Business’s transactions and balance sheet items. Transactions and balances with Kemira, or other non-Business entities controlled by Kemira previously considered as intercompany transactions in Kemira reporting are classified and disclosed as related party transactions.

The Business has relied on certain corporate support functions historically provided by Kemira. These combined financial statements include allocations of certain of Kemira’s expenses, including legal, tax, information technology, human resources executive management, finance and accounting, supply chain management, and sales and marketing expenses. The nature and diversity of Kemira’s operations require that allocations of each of these costs be made on a reasonable and individual basis, and therefore a reasonable method of allocating each of these corporate expenses has been used.

Divisional equity

The Business has not in the past formed a separate legal group nor presented any stand-alone financial statements, and accordingly, the Business has no separate share capital. The net assets of the Business are represented by equity invested in the Business and shown as “Divisional Equity”.

Changes in net assets allocated to the Business are presented separately in the combined statements of changes in divisional equity through line “Net (return of capital to) contribution from Kemira” and in the financing section of the cash flow statements through line “Return of divisional equity to Kemira, net”, reflecting the return on investments to Kemira during the periods presented. The amount of which is affected by the net assets of the Business.

Cash management and financing

Cash management is performed centrally by Kemira and no cash or cash equivalents are maintained by the Business. Working capital requirements of the Business are funded by Kemira.

The external debt financing of Kemira is not directly attributable to the operations of the Business, and thus, no debt obligations or interest expenses relating to Kemira’s financing activities are included in the combined financial statements. The financing costs included in the combined financial statements may not necessarily represent what the financing costs would have been, had the Business historically obtained financing on a stand-alone basis. It is not representative of the cost of financing that might arise in the future.

Income tax

During the periods presented in these combined financial statements, the Business existed within other legal entities of Kemira, and accordingly did not file on its own behalf with any tax paying jurisdiction

Accordingly, the taxes allocated to the Business from Kemira have been calculated as the Business had been a separate taxpayer. Therefore, the income tax for the period of the Business is the amount of tax payable or refundable determinedon a separate return basis, and it is presented as current tax expense in the combined income statement. Deferred taxes on temporary differences are recognized where such temporary differences exist.

The tax charges recorded in the combined income statement are not necessarily representative of the tax charges that may arise in the future.

Pensions

Pensions and other post-employment benefit plans and their respective portion of the plan liabilities, plan assets, interest and service costs have either been included or allocated to the Business from Kemira for the purpose of preparing these combined financial statements. Refer to Note 12 for further disclosures related details of the calculation of the defined benefit pension assumptions.

Raw material and energy supply contracts

The Business benefitted from raw materials and energy supply contracts that were negotiated by Kemira on behalf of all its subsidiaries. The related costs were directly charged to the operations included in these combined financial statements, and therefore could be specifically identified. As a result, the cost of raw materials and energy reported by the Businesses does not necessarily reflect what these costs would have been had the Business obtained its raw material and energy supplies on a stand-alone basis.

Use of estimates

The preparation of combined financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Business’s accounting policies. The areas which need a higher degree of judgment are significant to the combined financial statements are presented below.

Notes to the Combined Financial Statements

2. ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these combined financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

As the Business has not historically prepared standalone financial statements, the combined financial statements presented herein have been prepared in a manner consistent with IFRS standards as issued by the IASB which were in effect as of December 31, 2013 on a consistent basis for all periods presented.

Application of new and revised IFRSs in issue but not yet effective

IASB has published the following new or revised standards and interpretations which the Business has not yet adopted. The Business will adopt each standard and interpretation as from the effective date, or if the effective date is other than the first day of the reporting period, from the beginning of the next reporting period after the effective date.

•	IFRS 9 Financial Instruments (effective date not decided by IASB), and Amendments to IFRS 9 and IFRS 7. IFRS 9 project is the first phase of a wider project which aims to replace IAS 39 with a new standard. According to IFRS 9, financial assets are classified and measured based on entity’s business model and the contractual cash flow characteristics of the financial asset. Classification and measurement of financial liabilities is mainly based on the current IAS 39 principles. Impairment of financial assets and hedge accounting are the most significant uncompleted parts of IFRS 9. Amendments to IFRS 9, include revisions to the mandatory effective date of IFRS 9 and transition disclosures. The Business has not completed its evaluation of the full impact of IFRS 9 and amendments to IFRS 9 and IFRS 7.

•	Amendment to IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interests in Other Entities and IAS 27 Separate Financial Statements (effective for reporting periods beginning on or after 1 January 2014). The amendment provides ‘investment entities’ (as defined) an exemption from the consolidation of particular subsidiaries and instead require that an investment entity measure the investment in each eligible subsidiary at fair value through profit or loss in accordance with IFRS 9 or IAS 39. This amendment is not expected to impact the Business.

•	Amendment to IAS 32 Financial instruments: Presentation (effective for reporting periods beginning on or after 1 January 2014). This amendment is intended to clarify existing offsetting rules and to require additional disclosure information about rights of offset in certain specific circumstances. The Business has not completed its evaluation of the full impact of the amendment.

•	Amendment to IAS 36 Impairment of Assets (effective for reporting periods beginning on or after 1 January 2014). This amendment is intended to clarify information required to be presented in the notes to the financial statements for cash generating units or group of cash generating units to which impairment losses have been recorded. The Business has not completed its evaluation of the full impact of the amendment.

•	Annual Improvements to IFRSs 2010-2012 and Annual Improvements to IFRSs 2011-2013 (effective for reporting periods beginning on or after 1 July 2014). Through the annual improvements –process, the IASB makes minor and less urgent amendments to standards by collecting them into one set of changes and publishes such amendment once a year. The Business has not completed its evaluation of the full impact of the annual improvements.

•	IFRIC 21 Levies (effective for reporting periods beginning on or after 1 January 2014). This interpretation addresses the accounting for levies in the financial statements of an entity paying the levy. The Business has not completed its evaluation of the full impact of the interpretation.

FOREIGN CURRENCY

The combined financial statements are presented in euro, which is the Business’s functional currency. Items included in the Business’s combined financial are measured using the currency of the primary economic environment in which business operates (the functional currency).

The Business translates foreign currency transactions into their functional currency at the exchange rates quoted on the transaction date. Foreign currency denominated receivables and liabilities are measured at the exchange rates quoted on the balance sheet date, and non-monetary items using the rates quoted on the transaction date. Any foreign exchange gains and losses related to business operations are treated as adjustments to sales and purchases.

REVENUE RECOGNITION

Revenue is measured at the fair value of the consideration received or receivable, and represents the total invoicing value of products sold and services rendered, less sales tax, discounts and foreign exchange differences in trade receivables as adjusting items.

The revenue from sale of goods is recognized in the income statement when the major risks and rewards related to the ownership of the goods have been transferred to the buyer.

PENSION OBLIGATIONS

The combined financial statements include the defined benefit pension obligation relating to Business’s proportionate share of the Parent pension fund (“Neliapila”), which was a liability of the Parent during the relevant period. The fund has been closed to new members since 1991 and is fully funded in accordance with its own articles of the fund and the regulations of the supervisory authorities.

The Business has both a defined contribution and defined benefit pension plan in accordance with the local conditions and practices in Finland. Pension plans are funded through contributions to pension funds. The Business also has a small number of employees participating in plans sponsored by Kemira in the Netherlands, Germany and France. The amount of service cost and interest related to these individuals is allocated by Kemira to the Business and recognized through profit or loss of the Business.

A defined contribution plan is a pension plan under which the Business pays fixed contributions into a separate entity. The Business has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

Defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

The liability recognized in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension obligation. In countries where there is no deep market in such bonds, the market rates on government bonds are used.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.

Past-service costs are recognized immediately in income statement.

In addition to the benefits described above, the Business pays contributions to the TyEL plan, a publicly administered pension insurance plan, on a mandatory and contractual basis. The Business has no further payment obligations once the contributions have been paid, and, accordingly, contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available. See Note 12 for details of the calculation of the defined benefit pension assumptions.

SHARE-BASED PAYMENTS

Certain share-based payment awards have been issued to key management individuals of the Business under a share incentive plan of Kemira. The plan, which was terminated in 2012, is based on a one-year performance period for years 2007-2012. The delivery of share rewards within the plan is subject to the achievement of the performance targets set by the Board of Directors of Kemira. Payment is tied to achievement of the return on capital employed percentage (ROCE%). The value of the aggregate reward paid out in the plan may not exceed 100% of the other participants’ gross salary for the same period. The applicable taxes are deducted from the gross earning and the remaining net value is delivered to the participants in shares of Kemira. The shares earned through the plan must be held for a minimum of two years following each payment. For the incentive plan of 2007, 2008, 2011 and 2012 the vesting periods were ended and the financial targets were not achieved.

The Business includes two people participating in this plan, the costs and effects of which have been included in the Business’s financial results. Performance targets were only met under the 2010 incentive plan and a compensation expense of approximately EUR 0.1M was accrued for in 2010, with the distributions of related shares and cash being made in 2011.

INCOME TAXES

The Business’s current and deferred tax expenses are computed using the asset and liability method of IAS 12 income Taxes.”. The Business participates in Kemira’s consolidated Business tax return filings in Finland and the Netherlands, although Kemira did not file historical tax returns for the combined Business. Accordingly, for purposes of these combined financial statements, the income tax expense and related deferred taxes attributable to the Business have been determined on a separate return basis. For operations of the Business which have been included in Kemira’s consolidated tax returns, any amount of tax payable has been included in divisional equity. Tax provision is recognized in the income statement, except in the case it relates to items recognized in other comprehensive income or directly in divisional equity, in which case, the tax is also recognized in other comprehensive income or directly in divisional equity.

The current income tax charge is calculated based on tax laws enacted or substantively enacted at the balance sheet date in the countries where the company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit nor loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax assets and liabilities are offset in such cases, when there is a legally enforceable right to offset current tax assets against current tax liabilities, and when the deferred income taxes assets and liabilities relate to the income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

INTANGIBLE ASSETS AND PROPERTY, PLANT AND EQUIPMENT

Intangible assets (with definite useful lives) include trademarks and patents owned by the Business.

Property, plant and equipment and intangible assets are measured at cost less accumulated depreciation and amortization and any impairment losses.

Depreciation/amortization is calculated on a straight-line basis over the asset’s useful life. The most commonly applied depreciation/amortization periods according to the Business’s accounting policies are:

• Machinery and equipment	3-15 years
• Buildings and constructions	25 years
• Intangible assets	5-10 years

The residual values and useful lives of assets are reviewed at least at the end of each financial year. Gains and losses on the sale of non-current assets are included in other operating income and expenses, respectively. The costs of major inspections or the overhaul of asset performed at regular intervals and identified as separate components are capitalized and depreciated over their useful lives.

Depreciation of an asset begins when it is available for intended use and it ceases at the moment that the asset is derecognized.

INVENTORIES

Inventories are measured at the lower of cost and net realizable value. Costs are determined on a first-in first-out (FIFO) basis or by using a weighted average cost formula, depending on the nature of the inventory. The cost of finished goods and work in progress include the proportion of production overheads of the normal capacity. The net realizable value is the sales price received in the ordinary course of business less the estimated costs for completing the asset and the sales costs.

FINANCIAL ASSETS AND LIABILITIES

When a financial asset or a financial liability is initially recognized on the trade date, it is measured at cost, which equals the fair value of the consideration given or received. The Business’ financial assets are classified as loans and receivables. The Business does not have any financial assets which are classified as fair value through profit or loss or available-for-sale.

Impairment of financial assets

The Business assesses any impairment losses on its financial instruments on each balance sheet date. An impairment of a financial asset is recognized when an event with a negative effect on the future cash flows from the investment has occurred. For items measured at amortized cost, the amount of the impairment loss equals the difference between the asset’s carrying amount and the present value of estimated future cash flows from the receivable. This is discounted at the financial asset’s original effective interest rate. Impairment charges are recognized under financial items in the income statement.

The Business sells certain trade receivables to finance companies within the framework of limits stipulated in the agreement. The credit risk associated with these sold receivables and contractual rights to the financial assets in question are transferred from the Business on the selling date. The related expenses are recognized in the financial expenses.

Financial liabilities

The Business does not have any financial liabilities classified as financial liabilities at fair value through profit or loss. The Business’s financial liabilities consist of trade payables and other liabilities.

PROVISIONS AND CONTINGENT LIABILITIES

Provisions for restructuring costs, personnel related costs, environmental obligations, and legal claims are recognized in the balance sheet when the Business has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount of this obligation can be made. A restructuring provision is recognized when there is a detailed and appropriate plan prepared for it and the implementation of the plan has begun or has been notified to those whom the restructuring concerns.

The amount recognized as a provision is the present value of the expenditure expected to be required to settle the obligation on the balance sheet date using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

A contingent liability is a possible obligation that arises from past events and whose existence will be confirmed by the occurrence of uncertain future events not wholly within the control of the Business or a present obligation that it is not probable that an outflow of resources embodying economic benefits will be required to settle the obligation; or the amount of the obligation cannot be measured within sufficient reliability.

IMPAIRMENT OF NON-FINANCIAL ASSETS

On each balance sheet date, the Business’s assets are assessed to determine whether there is any indication of an asset’s impairment. If any indication of impairment exists, the recoverable amount of the asset is calculated on the basis of the value in use or the net selling price.

An impairment loss is recognized, whenever the carrying amount of an asset exceeds its recoverable amount. An impairment loss is recognized in the income statement.

If there has been a positive change in the estimates used to determine an asset’s recoverable amount since the last impairment was recognized, an impairment loss recognized previously is reversed only to the extent that the asset’s carrying amount does not exceed carrying amount that would have been determined if no impairment loss had been recognized.

CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continuously evaluated and they are based on previous experience and other factors, such as expectations of future events that are expected to be reasonable under the circumstances.

The Business makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

Defined benefit pension obligations

Determining pension liabilities under defined benefit pension plans includes assumptions, and significant changes in these assumptions may affect the amounts of pension liabilities and expenses. Actuarial calculations include assumptions by the management, such as expected long-term return on assets in pension funds, the discount rate and assumptions of salary increases and the termination of employment contracts. Actual share price changes in the market, among other things, may differ from the management’s assumptions. See Note 12 for details of the calculation of the defined benefit pension assumptions.

Provisions

Recognizing provisions requires the management’s estimates, since the precise euro amount of obligations related to provisions is not known when preparing the combined financial statements.

Deferred income taxes

For the recognition of deferred tax assets on tax losses and other items, management assesses the amount of a probable future taxable profit against which unused tax losses and unused tax credits can be utilized. Actual profits may differ from the forecasts and in such a case the change will affect the taxes in future periods.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

3. OTHER OPERATING INCOME

	2013	2012	2011
Rental income	0.4	0.1	0.1
Services	3.0	2.7	3.4

Total	3.4	2.8	3.5

The services in 2013 include EUR 1.9 million (EUR 1.8 million in 2012 and 2.4 million respectively) manufacturing services.

4. OPERATING EXPENSES

	2013	2012	2011
Change in inventories of finished goods (inventory increase + / decrease -)	1.6	-1.2	1.6

Total	1.6	-1.2	1.6
Materials and services
Materials and supplies
Purchases during the financial year	83.5	91.8	80.5
Change in inventories of materials and supplies (inventory increase + / decrease -)	0.8	-1.3	0.3

Total	84.3	90.5	80.8
Employee benefit expenses	7.0	8.0	6.9
Other operating expenses
Rents	4.1	4.7	5.1
Other expenses	21.0	19.1	15.8

Total	25.1	23.8	20.9

Total operating expenses	118.0	121.1	110.2

Other expenses includes corporate costs allocated to the Business by Kemira of EUR 7.8 million in 2013 (EUR 9.0 million in 2012 and EUR 7.4 million in 2011). The remaining balance primarily consists of expenses associated with repair and maintenance, utilities, external service, and marketing.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

5. FINANCE INCOME AND EXPENSES

	2013	2012	2011
Finance expenses
Interest expense (factoring)	0.1	0.1	0.1

Total	0.1	0.1	0.1

Total finance expenses	0.1	0.1	0.1

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

6. INCOME TAXES

	2013	2012	2011
Current tax	3.7	2.7	5.9
Deferred tax expense	-0.1	-0.2	-0.3

Total	3.6	2.5	5.6

RECONCILATION BETWEEN TAX EXPENSE AND TAX CALCULATED

AT DOMESTIC TAX RATE

	2013	2012	2011
Profit before taxes	15.0	10.4	21.5
Tax at statutory rate of 24.5%, 24.5% and 26%, respectively	3.7	2.5	5.6
Tax losses	0.0	0.0	0.0
Change in Finnish tax rate	-0.1		0.0

Total taxes	3.6	2.5	5.6

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

7. OTHER INTANGIBLE ASSETS

2013	Patents and Trademarks
Cost at 1 Jan	1.3
Additions	0.1

Cost at 31 Dec	1.4
Accumulated amortization at 1 Jan	-0.5
Amortization during the financial year	-0.1

Accumulated amortization at 31 Dec	-0.6

Net book value at 31 Dec	0.8

2012	Patents and Trademarks
Cost at 1 Jan	1.2
Additions	0.1
Decreases	0.0

Cost at 31 Dec	1.3
Accumulated amortization at 1 Jan	-0.4
Amortization during the financial year	-0.1

Accumulated amortization at 31 Dec	-0.5

Net book value at 31 Dec	0.8

2011	Patents and Trademarks
Cost at 1 Jan	0.6
Additions	0.6

Cost at 31 Dec	1.2
Accumulated amortization at 1 Jan	-0.3
Amortization during the financial year	-0.1

Accumulated amortization at 31 Dec	-0.4

Net book value at 31 Dec	0.8

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

8. PROPERTY, PLANT AND EQUIPMENT

2013	Land	Buildings and Constructions	Machinery and equipment	Other property, plant and equipment	Prepayments and non-current assets under construction	Total
Cost at 1 Jan	0.2	13.2	80.3	2.4	0.5	96.6
Additions	0.0	0.1	1.1	0.1	3.4	4.7
Decreases	0.0	0.0	-0.3	-0.1	0.0	-0.4
Reclassifications	0.0	0.0	0.5	0.0	-0.5	0.0
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Cost at 31 Dec	0.2	13.3	81.6	2.4	3.4	100.9
Accumulated depreciation at 1 Jan	0.0	-6.8	-55.4	-1.3	0.0	-63.5
Accumulated depreciation relating to decreases and transfers	0.0	0.0	0.3	0.1	0.0	0.4
Depreciation during the financial year	0.0	-0.5	-4.5	-0.1	0.0	-5.1
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Accumulated depreciation at 31 Dec	0.0	-7.3	-59.6	-1.3	0.0	-68.2

Net book value at 31 Dec	0.2	6.0	21.9	1.1	3.4	32.7

2012	Land	Buildings and Constructions	Machinery and equipment	Other property, plant and equipment	Prepayments and non-current assets under construction	Total
Cost at 1 Jan	0.2	12.6	75.1	2.4	0.8	91.1
Additions	0.0	0.6	4.4	0.0	0.6	5.5
Decreases	0.0	0.0	0.0	0.0	0.0	0.0
Reclassifications	0.0	0.1	0.8	0.0	-0.9	0.0
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Cost at 31 Dec	0.2	13.2	80.3	2.4	0.5	96.6
Accumulated depreciation at 1 Jan	0.0	-6.1	-49.8	-1.2	0.0	-57.1
Accumulated depreciation relating to decreases and transfers	0.0	0.0	0.0	0.0	0.0	0.0
Depreciation during the financial year	0.0	-0.7	-5.6	-0.1	0.0	-6.4
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Accumulated depreciation at 31 Dec	0.0	-6.8	-55.4	-1.3	0.0	-63.5

Net book value at 31 Dec	0.2	6.4	24.8	1.1	0.5	33.1

2011	Land	Buildings and Constructions	Machinery and equipment	Other property, plant and equipment	Prepayments and non-current assets under construction	Total
Cost at 1 Jan	0.2	12.1	71.2	2.2	1.3	87.0
Additions	0.0	0.0	0.0	0.0	4.1	4.1
Decreases	0.0	0.0	0.0	0.0	0.0	0.0
Reclassifications	0.0	0.5	3.9	0.2	-4.6	0.0
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Cost at 31 Dec	0.2	12.6	75.1	2.4	0.8	91.1
Accumulated depreciation at 1 Jan	0.0	-5.4	-43.7	-1.1	0.0	-50.2
Accumulated depreciation relating to decreases and transfers	0.0	0.0	0.0	0.0	0.0	0.0
Depreciation during the financial year	0.0	-0.7	-6.1	-0.1	0.0	-6.9
Exchange rate differences	0.0	0.0	0.0	0.0	0.0	0.0

Accumulated depreciation at 31 Dec	0.0	-6.1	-49.8	-1.2	0.0	-57.1

Net book value at 31 Dec	0.2	6.5	25.3	1.2	0.8	34.0

The Business does not lease buildings and constructions, machinery and equipment and other property, plant and equipment under finance lease agreements.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

9. INVENTORIES

	2013	2012	2011
Finished goods	11.5	9.9	11.2
Materials and supplies	3.8	3.0	4.3

Total	15.3	12.9	15.5

During the year, EUR 0,7 million (EUR 1,5 and 0,1 million for 2012 and 2011 respectively) of inventory value was recognized as expense in order to decrease the book values of inventories to correspond with their net realizable value.

10. RECEIVABLES

	2013	2012	2011
Trade and other receivables
Trade receivables	18.1	20.6	19.5
Prepayments	0.5	0.2	0.4
Accrued income	1.3	0.9	1.1

Total trade and other receivables	19.9	21.7	21.0

The trade accounts receivable of the Business are subject to an accounts receivable factoring program administered by Kemira in which certain specific accounts receivable that qualify for the program are derecognized when Kemira transfers the financial asset and substantially all the risks and rewards of ownership of the asset to specified counterparties. The impact of derecognition of the Business’s accounts receivable under these programs is reflected as a reduction of the trade accounts receivable balance of EUR 2.8, EUR 3.1, and EUR 3.3, as of December 31, 2013, 2012 and 2011, respectively, and a corresponding increase in divisional equity in each of these periods. The Business’s share of the net discount on the accounts receivable transferred has been determined on a pro-rata basis, and is included as a component of finance cost for each period (refer to Note 5).

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

11. DEFERRED INCOME TAX LIABILITIES AND ASSETS

	Jan 1, 2013	Recognized in the income statement	Recognized in other comprehensive income	Recognized in equity	Exchange rate differences	Dec 31, 2013
Deferred tax liabilities
Depreciation difference and untaxed reserves	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.0	0.0	0.0	0.0	0.0	0.0

Total deferred tax liabilities in the balance sheet	0.0	0.0	0.0	0.0	0.0	0.0
Deferred tax assets
Depreciation difference and untaxed reserves	0.4	-0.1	0.0	0.0	0.0	0.3
Provisions	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.2	0.0	-0.1	0.0	0.0	0.1

Total deferred tax assets in the balance sheet	0.6	-0.1	-0.1	0.0	0.0	0.4

	Jan 1, 2012	Recognized in the income statement	Recognized in other comprehensive	Recognized in equity	Exchange rate differences	Dec 31, 2012
Deferred tax liabilities
Depreciation difference and untaxed reserves	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.2	0.0	-0.2	0.0	0.0	0.0

Total deferred tax liabilities in the balance sheet	0.2	0.0	-0.2	0.0	0.0	0.0
Deferred tax assets
Depreciation difference and untaxed reserves	0.2	0.2	0.0	0.0	0.0	0.4
Provisions	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.0	0.1	0.1	0.0	0.0	0.2

Total deferred tax assets in the balance sheet	0.2	0.3	0.1	0.0	0.0	0.6

	Jan 1, 2011	Recognized in the income statement	Recognized in other comprehensive	Recognized in equity	Exchange rate differences	Dec 31, 2011
Deferred tax liabilities
Depreciation difference and untaxed reserves	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.7	-0.1	-0.4	0.0	0.0	0.2

Total deferred tax liabilities in the balance sheet	0.7	-0.1	-0.4	0.0	0.0	0.2
Deferred tax assets
Depreciation difference and untaxed reserves	0.0	0.2	0.0	0.0	0.0	0.2
Provisions	0.0	0.0	0.0	0.0	0.0	0.0
Defined benefit pensions	0.0	0.0	0.0	0.0	0.0	0.0

Total deferred tax assets in the balance sheet	0.0	0.2	0.0	0.0	0.0	0.2

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

12.	RETIREMENT BENEFIT PLANS

Kemira sponsors various retirement benefit plans of which certain employees of the Business participate in accordance with the local conditions and practices of the countries in which it operates. The plans include both defined benefit and defined contribution pension plans. The majority of the pension plans outside of Finland are classified as defined benefit contribution plans, though the Business operates a defined benefit plan in Finland. Typically under a defined benefit plan, the pension benefits are determined by salary, retirement age, disability, mortality or termination of employment.

Substantially all of the pension related benefits provided by the Business are related to the TyEL plan and pension fund Neliapila in Finland, of which the assets, liabilities and costs of these plans have been reflected in the Business’s financial statements.

The Business also has a small number of employees participating in plans retained by the Kemira in the Netherlands (10), Germany (6) and France (2). The amount of service cost and interest allocated by the Kemira to the Business and recognized through profit or loss of the Business for these plans was EUR 0.2 million, EUR 0.2 million, and EUR 0.2 million for 2013, 2012 and 2011, respectively.

DEFINED CONTRIBUTION PLANS

Employees of the Business are members of the TyEL plan in Finland. The TyEL plan is a statutory pension system, which is regulated by a law enacted by the Finnish parliament. The TyEL pension is partly funded and partly pay-as-you-go. the Business makes contributions in the insurance company, and there is no retrospective obligation for the employer to compensate for possible future salary raises. The pay-as-you-go system is financed together by all Finnish employers and employees who belong to the private sector. The total amount recognized in profit and loss during the year ended December 31, 2013 related to the defined contribution plan was EUR 1.2 million (EUR 1.3 million 2012, EUR 1.2 million 2011).

DEFINED BENEFIT PLAN

The defined benefit plan is arranged in Finland through pension fund Neliapila to take care of part of the employees additional pension benefits. The pension fund Neliapila covered employees as a rule, whose employment has began prior to January 1, 1991, the fund was also closed to new employees. The plan is a final average pay pension plan concerning additional pension benefits.

AMOUNTS RECOGNIZED IN THE BALANCE SHEET—DEFINED BENEFIT PLANS

	2013	2012	2011
Present value of funded obligations	10.5	10.9	8.1
Present value of unfunded obligations	0.0	0.0	0.0

Defined benefit obligations	10.5	10.9	8.1
Fair value of plan assets	10.0	10.2	9.1

Surplus (-) / Deficit (+)	0.5	0.7	-1.0
Other	0.0	0.0	0.0

Net recognized assets (-) / liabilities (+) in the balance sheet	0.5	0.7	-1.0
Liabilities for defined benefit plans	10.5	10.9	8.1
Assets for defined benefit plans	10.0	10.2	9.1

Net recognized assets (-) / liabilities (+) in the balance sheet	0.5	0.7	-1.0

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

AMOUNTS RECOGNIZED IN THE COMPREHENSIVE INCOME—DEFINED BENEFIT PLANS

	2013	2012	2011
Service cost	0.4	0.4	0.3
Net interest cost (income)	0.0	0.0	-0.2

Components of defined benefit costs recorded in the income statement	0.4	0.4	0.1
Defined benefit costs recognized in the other comprehensive income
Actuarial losses (+) and gains (-) on defined benefit pension plans	-0.5	1.3	1.6

The service cost and the net interest cost for the period is included in the employee benefits expenses in the income statement. The actuarial losses and gains on defined benefit pension plans are included in the statement of comprehensive income as part of other comprehensive income.

THE MOVEMENT IN THE DEFINED BENEFIT OBLIGATION OVER THE PERIOD

	2013	2012	2011
Defined benefit obligation at 1 Jan	10.9	8.1	6.7
Current service cost	0.4	0.3	0.3
Interest cost	0.3	0.4	0.3
Actuarial losses (+) / gains (-) on obligation	-0.1	2.3	0.6
Benefits paid	-0.3	-0.1	0.0
Curtailments and settlements	-0.7	-0.1	0.2

Defined benefit obligation at 31 Dec	10.5	10.9	8.1

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

THE MOVEMENT IN THE FAIR VALUE OF PLAN ASSETS OVER THE PERIOD

	2013	2012	2011
Fair value at 1 Jan	10.2	9.1	9.4
Interest income	0.3	0.4	0.5
Contributions	0.0	0.0	0.0
Actuarial losses (-) / gains (+) on plan assets	0.4	1.0	-1.0
Benefits paid	-0.3	-0.1	0.0
Settlements	-0.6	-0.2	0.2

Fair value of plan assets at 31 Dec.	10.0	10.2	9.1
PLAN ASSETS
Shares	4.1	3.6	2.7
Interest rate investments	5.4	5.8	5.9
Mutual funds and other assets	0.0	0.3	0.0
Property occupied	0.5	0.5	0.5

Total assets	10.0	10.2	9.1

THE SIGNIFICANT ACTUARIAL ASSUMPTIONS, %

	2013	2012	2011
Discount rate	3.0%	3.0%	4.6%
Inflation rate	2.0%	2.0%	2.0%
Future salary increases	2.0%	2.0%	2.0%
Future pension increases	2.1%	2.1%	2.1%

RISKS

Through its defined benefit pension plans, the Business is exposed to a number of risks, including investment, interest, longevity, and salary risk.

Investment Risk: The investment positions are managed within an asset-liability matching (ALM) framework that has been developed to achieve long-term investments that are in line with the obligations under the pension scheme. The process used to manage risks has not been changed from previous years. Investments are well diversified, such that the failure of any single investment would not have a material impact on the overall level of assets.

Interest Risk: The plan liabilities are calculated using a discount rate set with reference to corporate bond yields; if plan assets underperform this yield this will create a deficit. The pension plan holds a significant proportion of equities and high yield corporate bonds which are expected to outperform corporate bonds in the long-term while providing volatility and risk in the short term.

Salary Risk: The present value of the defined benefit plan liability is calculated by reference to the future salaries of plan participants. As such, an increase in the salary of the plan participants will increase the plan’s liability.

SENSITIVITY ANALYSIS

•	If the discount rate would be 0.5% higher (0.5% lower), the defined benefit obligation would decrease by EUR 0.3 million (increase by EUR 1.3 million) if all other assumptions were held constant.

•	If the future salary increases would be 0.5% higher (0.5% lower), the defined benefit obligation would increase by EUR 0.6 million (decrease by 0.3 EUR million) if all other assumptions were held constant.

•	If the future pension increases would be 0.5% higher (0.5% lower), the defined benefit obligation would increase by EUR 1.2 million (decrease by 0.2 EUR million) if all other assumptions were held constant.

The sensitivity analysis is based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, an changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions the same method has been applied as when calculating the pension liability recognized within the balance sheet.

Expected contributions to defined benefit plans for the year ended December 31, 2014, are EUR 0.0 million.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

13. PROVISIONS

The Business recorded provisions of EUR 0.1 million for employee redundancy related to the “Fit for Growth” restructuring program during 2012, which were fully utilized during 2013. The Business did not have any other provisions for the years presented.

14. TRADE PAYABLES AND OTHER CURRENT LIABILITIES

	As at 31 December
	2013	2012	2011
Trade payables and other current liabilities
Trade payables	11.9	11.4	10.5
Accrued expenses	7.2	6.6	7.7
Deferred Revenue	0.2	0.0	0.1
Other non-interest bearing current liabilities	0.2	0.3	0.7

Total trade payables and other current liabilities	19.5	18.3	19.0

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

15. FINANCIAL INSTRUMENTS

FOREIGN EXCHANGE

Foreign currency transaction risk arises from currency flows denominated in currencies other than the domestic currency. FX gains and losses incurred by the Business are recognized to the related sales and purchases. The Company’s most significant transaction currency risk arises from the US dollar. The Business does not hedge the foreign currency risk.

As the Business’ financial statements are compiled in euros, it is subject to currency translation risk to the extent that the income statement and balance sheet items of operations located outside Finland are reported in some other currency than the euro. Due to the insignificance of the volume of the foreign operations, the translation risk is considered to be insignificant.

INTEREST RATE RISK

The Business holds no interest bearing liabilities. Due that the interest rate risk is immaterial for Antares.

PRICE RISK

Potential increase in raw materials, utility or logistic prices can be considered as a risk to the Business. The main raw material for formic acid production is heavy fuel oil. Therefore the variation of the oil price is the main raw material price risk for the Business. There are no hedging arrangements for heavy fuel oil purchases in place.

CREDIT AND COUNTERPARTY RISK

The Business’ products are sold on open account only to companies the credit information of which does not indicate payment irregularities. The Business does not have any significant credit risk concentrations because of its extensive customer base across the world. Credit limits apply to most customers and are monitored systematically. In some cases, documentary payments are in use, such as letters of credit. The age distribution of trade receivables outstanding at the end of 2011, 2012 and is shown in the following table.

Aging of trade receivables	2013	2012	2011
Trade receivables not past due	15.7	19.4	17.2
Trade receivables 1–90 days overdue	2.7	2.1	2.3
Trade receivables more than 91 days overdue	0.7	0.2	0.0

Total	19.1	21.7	19.5

During the year the impairment loss recorded was EUR 0.1 million (EUR 0.2 and 0.0 million for 2012 and 2011, respectively).

LIQUIDITY AND REFINANCING RISKS

The Business receives funding from the Kemira as needed, and remits any excess cash generated back to the Kemira. There is no liquidity risk related to the Business as it had access to funding from Kemira.

CAPITAL STRUCTURE MANAGEMENT

Antares does not have any dedicated external or internal loan arrangements. Therefore Antares is and has been 100% equity financed.

CASH AND CASH EQUIVALENTS

The Business does not maintain any cash or cash equivalents. The Business receives funding from the Kemira as needed, and remits any excess cash generated back to the Kemira.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

16. CONTINGENT LIABILITIES

CONTINGENT LIABILITIES Operating lease commitments	2013	2012	2011
Minimum lease payments under operating leases are as follows:
No later than 1 year	0.2	0.2	0.2
Later than 1 year and no later than 5 years	0.9	0.8	0.7
Later than 5 years	0.0	0.1	0.3

Total	1.1	1.1	1.1

ENVIRONMENTAL RISKS AND LIABILITIES

The Business’s operates in the chemical industry, whose products and operations are governed by numerous health, safety and environmental restrictions and regional and national legislation where its products are manufactured, sold or used. The Business accounts for its environmental liabilities and risks in the combined financial statements in accordance with IFRS and observes established internal environmental principles and procedures. The Business did not have any provisions related to environmental remediation during 2013, 2012 or 2011.

NOTES TO COMBINED FINANCIAL STATEMENTS

(EUR million)

17. RELATED PARTIES

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence, or exercise joint control in making financial and operating decisions. The Business’s related parties include Kemira and its subsidiaries, associates, joint-ventures (“Kemira Group”). Related parties also include the members of the Board of Directors of Kemira and its Management Boards, the CEO and his deputy and their immediate family members. Transactions between the Business and related parties are disclosed below.

TRANSACTIONS CARRIED OUT WITH RELATED PARTIES

	2013	2012	2011
Allocated corporate costs paid on behalf of the Business
Kemira Group	7.8	9.0	7.4

The Business not made any sales to or purchases from Kemira Group during the periods presented. Additionally, the Business has no outstanding receivables from or payables to Kemira Group.

No loans had been granted to the management in the year-end of 2011, 2012 and 2013, nor were there contingency items or commitments on behalf of key management personnel.

18. EVENTS AFTER THE BALANCE SHEET DATE

In December 2013, Kemira signed an agreement to sell the Business to Taminco Corporation. The closing of the transaction is expected during the first quarter in 2014.

On January 31, 2014, the Finnish operations of the Business were reorganised as a separate legal entity under Suomen Muurahaishappo Oy as a Finnish company.